Exhibit 99.1

Aditxt Announces the Appointment of Dr. Lauren Chung to its Board of Directors

As an independent director, Dr. Chung brings deep

expertise in healthcare investment and corporate development

Mountain View, CA – June 18th, 2021 – Aditx Therapeutics, Inc. (“Aditxt”) (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, announced today that Dr. Lauren Chung will join the Aditxt board of directors as an independent director.

“As a new independent director of Aditxt’s board, Dr. Chung brings deep insights spanning global scientific, investment and business communities, and these experiences strongly complement our future growth goals,” said Amro Albanna, co-founder and CEO of Aditxt. “We look forward to working with Dr. Chung as we establish our portfolio of first-in-human clinical studies, launch new high-growth verticals for our AditxtScoreTM immune intelligence platform, and explore partnership strategies across the globe.”

Dr. Chung has over 20 years of healthcare investment management, investment banking, and advisory experience, and is currently a venture partner at Yozma Group Korea.  She is the founder and CEO of MINLEIGH LLC, which is focused on identifying, evaluating, and partnering with companies for investments and strategic, operational, and commercial opportunities.

Prior to her current roles, Dr. Chung was a managing director in Healthcare Research at WestPark Capital. Previously, she was a co-founder of Tokum Capital Management, a global healthcare fund, which merged with Perella Weinberg Partners. Prior to that, Dr. Chung managed healthcare investment portfolios at institutional investment firms. Earlier in her career, Dr. Chung was a research scientist doing cutting-edge work in neurodegenerative and genetic disorders at Massachusetts General Hospital/Harvard Medical School and Boston Children’s Hospital.

Dr. Chung has published in many leading peer-reviewed scientific journals, and as a current and former director of public and private companies, she brings a valuable perspective for the company’s strategy and operations, as well as extensive scientific insights.

About Aditxt:

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. Aditxt’s immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. Aditxt’s immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com

Forward-Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

Sunny Uberoi
Chief Communications Officer
Aditxt
ir@aditxt.com